UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 26, 2007

Irvine Sensors Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08402	33-0280334

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 549-8211

N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 26, 2007, the Irvine Sensors Corporation Executive Salary Continuation Plan (the “ESCP”) was amended and restated (the “Amendment and Restatement”) to bring the ESCP into compliance with final implementation regulations of Internal Revenue Code Section 409A (“409A”). The ESCP is an unfunded deferred compensation plan under Section 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The ESCP currently provides lifetime post-retirement deferred compensation to two retired executives of the Company aggregating $184,700 per annum. The Company’s present Chief Executive Officer (“CEO”) and President, John C. Carson, and its present Senior Vice-President and Chief Financial Officer (“CFO”), John J. Stuart, Jr., are also eligible for lifetime post-retirement deferred compensation upon their separation from service with the Company. Both Mr. Carson’s and Mr. Stuart’s benefits under the ESCP are fixed at $137,000 per annum, an amount that was unchanged by the Amendment and Restatement. There are no survivor benefits payable under the ESCP. Pursuant to 409A, the Amendment and Restatement requires any benefits paid to Mr. Carson or Mr. Stuart under the ESCP to be delayed for six months following their respective separations from service. The Amendment and Restatement also eliminated the requirement that participants under the ESCP enter into post-retirement consulting contracts with the Company.
     On December 28, 2007, the Company entered into a Consulting Termination Agreement and Release (the “Agreement”) with Chris Toffales, a member of the Company’s board of directors and a consultant to the Company, and CTC Aero, LLC, a limited liability company wholly-owned by Mr. Toffales (“CTC”). Pursuant to this Agreement, the consulting agreement by and among the Company, CTC and Mr. Toffales (the “Consulting Agreement”), which was amended and restated as of December 30, 2005, was terminated. In consideration for prior consulting services rendered to the Company, (i) the Company issued to Mr. Toffales 500,000 shares of restricted stock under the Company’s 2006 Omnibus Incentive Plan (the “Plan”), which shares will vest in full on January 6, 2008, and (ii) the Company is obligated to issue an additional 500,000 shares under the Plan on or before January 7, 2008, which shares will be fully vested upon issuance. Pursuant to the Agreement, the Company also made a cash payment to each of Mr. Toffales and CTC in the amount of $500 and the parties to the Agreement released all claims against the other parties and certain of their affiliates. Upon payment of the consideration set forth above, Mr. Toffales, CTC, the Company and the Company’s subsidiaries shall have no further obligations under the Consulting Agreement or any prior consulting agreement among them. In addition, the Agreement provided that Mr. Toffales resign from the Company’s Board of Directors upon the effective date of the Agreement, which resignation became effective on December 28, 2007. The value assigned to the shares to be issued under the Agreement, based on the $0.80 per share closing price of the Company’s common stock on December 28, 2007, is approximately equal to unpaid amounts previously accrued under the Consulting Agreement as services were performed.
Item 1.02 Termination of a Material Definitive Agreement
     As described in Item 1.01, pursuant to the Agreement, the Consulting Agreement was terminated on December 28, 2007. See Item 1.01 above for a discussion of the consideration payable to Mr. Toffales related to the termination.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     On December 26, 2007, the Company concluded that it expects to restate its financial statements for certain prior periods in its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 as a result of an error identified by management in connection with the accounting for deferred compensation associated with the Company’s ESCP. In February 1996, the Company established the ESCP for select key employees of the Company. Since the ESCP’s inception, the Company has recorded benefits paid under the ESCP as current expense, with no expense accrued for future benefits due to management’s interpretation that the risks of payment did not require such accrual. Upon management review of the ESCP’s accounting under generally accepted accounting principles in the United States following amending the ESCP to comply with 409A, management determined that such interpretation had been in error. The Company has determined that the ESCP should have been accounted for in accordance with Accounting Principles Board No.12, “Omnibus Opinion 1967, Deferred Compensation Contracts.”
     The financial statements expected to be restated in the Company’s Form 10-K include the Company’s Consolidated Balance Sheet as of October 1, 2006 and its Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for each of the fiscal years ended October 1, 2006 and October 2, 2005, its unaudited quarterly financial statements for the first three fiscal quarters in fiscal 2007 and fiscal 2006 and the notes to the consolidated annual and interim financial statements. The anticipated impact of the restatements of the Company’s Consolidated Statements of Operations and Cash Flows for each of these annual and interim periods is not expected to be material. However, the cumulative impact of the error correction to the Company’s Consolidated Balance Sheet and Statement of Stockholders’ Equity is expected to result in recognizing a deferred compensation liability of approximately $4 million with a corresponding increase in accumulated deficit (decrease in stockholders’ equity) for the periods restated. The Company expects that the 2007 Form 10-K will also reflect the restatement in Item 6 — Selected Consolidated Financial Data for the fiscal years ended October 1, 2006, October 2, 2005, October 3, 2004 and September 28, 2003 and in Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations for each annual and interim period to be restated. Management has discussed this expected restatement with the Company’s Audit Committee and its independent public accountants, each of whom have concurred with this decision.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)     Resignation of Director.
     Chris Toffales has resigned from his position as a member of the Board of Directors of Irvine Sensors Corporation (the “Company”) effective December 28, 2007. Mr. Toffales did not serve on any committee of the Board of Directors. This resignation was pursuant to the Agreement described in Item 1.01 and 1.02 above. In connection with the filing of this Current Report on Form 8-K, Mr. Toffales was provided with a copy of this disclosure and an opportunity to furnish a letter addressed to the Company stating whether he agrees with the statements made by the Company set forth under this Item 5.02 and, if not, stating the respects in which he does not agree.
(b)     Not applicable.
(c)     Not applicable.
(d)     Not applicable.
(e) As described in Item 1.01 above, the Company adopted an Amendment and Restatement of the ESCP effective December 26, 2007. The Amendment and Restatement provided that any post-retirement benefits to John Carson, the Company’s CEO, and John Stuart, the Company’s CFO, be delayed for six months following their respective separations from service in order to comply with Internal Revenue Code Section 409A. The requirement for Mr. Carson and Mr. Stuart, as well as two previously retired executives, to provide post-retirement services pursuant to consulting contracts was also eliminated. No eligibility or financial benefits affecting Mr. Carson or Mr. Stuart under the ESCP were changed by the Amendment and Restatement.
(f) Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Executive Salary Continuation Plan, as amended and restated effective December 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Irvine Sensors Corporation

(Registrant)

Dated: December 31, 2007	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr. Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Executive Salary Continuation Plan, as amended and restated effective December 26, 2007.